Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com	DRAFT: WEDNESDAY, 21 JULY 2010, 5:30 PM CT
PRESS RELEASE
Penson Worldwide, Inc. Reports Results for Second Quarter Ended June 30, 2010
DALLAS, TX, July 22, 2010 — Penson Worldwide, Inc. (NASDAQ: PNSN) today announced net revenues of $71.1 million and a net loss of $7.4 million, or ($0.29) per share, for the second quarter ended June 30, 2010. Results included $7.6 million in certain pre-tax expenses, which on a per share basis net of tax equaled ($0.26), consisting of:
•	$2.8 million from investment banking, legal and other fees related to the June 25, 2010 acquisition of 95 correspondent clearing contracts from Ridge Clearing & Outsourcing Solutions, Inc., which made Penson the number two clearing firm based on correspondent count.
•	$3.3 million in severance costs related to the recently signed eleven year outsourcing agreement with Broadridge Financial Solutions, Inc. (NYSE: BR), and from severance as part of a more aggressive program to reduce Penson’s overhead in line with the current low interest rate environment and market activity. The outsourcing-related severance (approximately $2.0 million) is expected to push annual savings from the new agreement to the high end of the previously announced $7-10 million range. The additional severance (approximately $1.3 million) is expected to result in annual savings of approximately $2 million, starting in the second half of 2010.
•	$1.5 million in legal expenses to conclude certain outstanding litigation.
Excluding the above expenses, operating results were affected by lower than expected trading volumes industry wide in June, approximately $1.3 million in lower net interest income from reduced spreads in the in-house and conduit securities lending businesses as compared to the first quarter 2010; and higher than anticipated client “on boarding” expenses in Australia. Results also were affected by approximately $1.0 million for two months of interest expense, without the benefit of offsetting revenues, on long-term debt that was raised as a capital contribution in anticipation of the acquisition of the Ridge contracts.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which also excludes the above expenses, was $11.7 million in the second quarter of 2010.
“This was a transition quarter in many ways,” said Philip A. Pendergraft, CEO of Penson. “We completed the transaction with Broadridge, which will both expand our revenues and lower our existing cost base, but also resulted in a number of one-time costs this quarter. In addition, the likelihood of near-term rate increases appears to have been forestalled, and while trading volumes were good in May, they were weak in June and in July to date. In response, we are intensifying efforts to properly adjust our cost structure, which resulted in additional severance charges. We are also focused on building relationships with our new Ridge correspondents and providing them with additional services and products.”
For Immediate Release

Second Quarter 2010 Analysis (on a sequential quarter basis)
•	Non-interest revenues increased 7%, to $55.9 million, primarily reflecting an 11% increase in clearing and commission fees.
•	Net interest revenues increased 1% to $15.2 million. This reflected level spreads on higher customer balances, totaling a record approximately $6.0 billion, as lower costs from short-term bank borrowings were able to offset the reduction in spreads on in-house securities lending. The conduit stock lending business experienced a 30 basis point decline in spread and a 2% decline in balances.
•	Excluding the Broadridge transaction and the above mentioned legal expenses, other expenses increased 22%, or $1.4 million, reflecting higher costs in Australia and higher corporate legal expenses.
•	Interest expense increased approximately $3.0 million, reflecting the sale in early May of $200 million in long-term debt to pay off $110 million in outstanding bank debt, and provide $50 million to support the Ridge correspondents, with the balance earmarked to support future growth across the Company.
New Business
Regarding new correspondents, Mr. Pendergraft reported:
•	Headlands Technologies LLC, a new quantitative multi-asset trading firm founded by well known industry executives Matthew Andresen, Jason Lehman and Neil Fitzpatrick, has committed to a correspondent clearing agreement with Penson’s US securities clearing unit, Penson Financial Services, Inc. (PFSI).
•	The integration of the Ridge correspondents is proceeding very satisfactorily, with Penson already achieving revenue and cost synergies. The addition of the Ridge correspondents for the last three days in June leading into the July 4th holiday had a minimal contribution to results. During the third quarter of 2010, however, Penson will benefit from a full quarter of activity from these correspondents, which are expected to generate more than $50 million in net revenues and at least 14 million in EBITDA annually, in the current operating environment.
•	TradeKing, the fast-growing, low-cost online stock and options broker, is expected to transition its clearing to PFSI as scheduled in the third quarter, and is anticipated to become a top 10 correspondent of the firm.
•	Penson had 385 revenue-generating correspondents at June 30, 2010, compared to 297 at March 31, 2010. Ridge added 95; Penson GHCO futures operations added 2, for a total of 58; and Penson securities clearing operations reduced its count by 9, for a total of 232. As of June 30, 2010, there was a “pipeline” of 24 new correspondents, which are signed but not yet contributing to revenues.
Interest Rate Sensitivity
Based on the size and composition of Penson’s customer interest earning and interest paying average balances for the second quarter 2010, the Company estimates that each 25 basis point increase in the federal funds rate would increase net interest revenue by approximately $1.1 million per quarter.

Non-GAAP Financial Measures
From time to time, the Company uses certain non-GAAP measures of financial performance to supplement the unaudited financial statements presented in accordance with GAAP. The Company presents non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported our results of operations both with and without the effect in the second quarter of 2010 for severance costs associated with a reduction in staff, expenses related to the transactions with Broadridge Financial Solutions, Inc., and legal expenses to conclude certain outstanding litigation. We have also reported our results of operations both with and without the effect. In the first quarter of 2010 for similar severance costs and Broadridge transaction costs. We believe that, given the nature of these items, it is useful to state what our results of operations would have been without them so that investors can see underlying trends in our business.
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. The Company considers EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization, intangible asset amortization and stock-based compensation. The Company also considers “Adjusted EBITDA” an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. “Adjusted EBITDA” eliminates the effect of in the second quarter of 2010 for severance costs associated with a reduction in staff, expenses related to the transactions with Broadridge Financial Solutions, Inc., and legal expenses to conclude certain outstanding litigation. EBITDA and “Adjusted EBITDA” should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
CONFERENCE CALL
Penson will host a conference call on Friday, July 23, 2010, at 10:00 AM Eastern Time (9:00 AM Central Time) to discuss this news release and other related subjects. The call will be accessible live via a webcast on the Penson Investor Relations section of www.penson.com. A webcast replay will be available shortly thereafter.
ABOUT PENSON WORLDWIDE: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson GHCO, Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World.

Penson Financial Services, Inc. is a member of the New York Stock Exchange, NYSE Alternext, Chicago Stock Exchange, FINRA, the Chicago Board Options Exchange (CBOE), OneChicago, the International Securities Exchange (ISE), the NYSE Arca Exchange, the Options Clearing Corp (OCC), the MSRB, NSCC, ICMA, DTC, Euroclear, SIPC and is a participant of the Boston Options Exchange (BOX). Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems. Penson Financial Services Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services Authority. Penson Financial Services Australia Pty Ltd is a member of the ASX Group, which operates the Australian Stock Exchange and the Sydney Futures Exchange. Penson GHCO is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, Kansas City Board of Trade, London International Financial Futures Exchange, and ICE Futures.
FORWARD-LOOKING STATEMENTS
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
CONTACTS
Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

PENSON 2Q10 RESULTS

Penson Worldwide, Inc.	DRAFT CONFIDENTIAL
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenues
Clearing and commission fees	$38,103	$38,183	$72,469	$73,308
Technology	5,207	6,452	10,591	12,117
Interest, gross	20,078	30,841	40,668	52,877
Other	12,575	11,809	25,129	23,286

Total revenues	75,963	87,285	148,857	161,588
Interest expense from securities operations	4,854	10,804	10,321	18,350

Net revenues	71,109	76,481	138,536	143,238

Expenses
Employee compensation and benefits	31,927	29,188	59,561	58,117
Floor brokerage, exchange and clearance fees	9,559	8,759	18,647	16,175
Communications and data processing	12,134	11,568	23,531	22,125
Occupancy and equipment	7,928	7,365	15,732	14,610
Other expenses	11,676	7,700	18,401	16,881
Interest expense on long-term debt	7,429	1,876	11,984	2,561

	80,653	66,456	147,856	130,469

Income (loss) before income taxes	(9,544)	10,025	(9,320)	12,769
Income tax expense (benefit)	(2,176)	3,910	(2,091)	4,966

Net income (loss)	$(7,368)	$6,115	$(7,229)	$7,803

Earnings (loss) per share — basic	$(0.29)	$0.24	$(0.28)	$0.31

Earnings (loss) per share — diluted	$(0.29)	$0.24	$(0.28)	$0.31

Weighted average common shares outstanding — basic	25,830	25,329	25,702	25,295
Weighted average common shares outstanding — diluted	25,830	25,614	25,702	25,466

PENSON 2Q10 RESULTS
DRAFT
CONFIDENTIAL

Penson Worldwide, Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$94,614	$48,643
Cash and securities — segregated under federal and other regulations	3,761,474	3,605,651
Receivable from broker-dealers and clearing organizations	627,213	225,130
Receivable from customers, net	1,812,966	1,038,796
Receivable from correspondents	137,369	74,992
Securities borrowed	1,232,957	1,271,033
Securities owned, at fair value	311,899	223,480
Deposits with clearing organizations	525,689	433,243
Property and equipment, net	37,509	34,895
Other assets	376,290	295,212

Total assets	$8,917,980	$7,251,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Payable to broker-dealers and clearing organizations	$367,591	$336,056
Payable to customers	6,231,763	5,038,338
Payable to correspondents	455,498	249,659
Short-term bank loans	172,712	113,213
Notes payable	257,591	132,769
Securities loaned	901,638	898,957
Securities sold, not yet purchased, at fair value	93,397	97,308
Accounts payable, accrued and other liabilities	129,840	85,873

Total liabilities	8,610,030	6,952,173

Stockholders’ Equity
Total stockholders’ equity	307,950	298,902

Total liabilities and stockholders’ equity	$8,917,980	$7,251,075

PENSON 2Q10 RESULTS

Penson Worldwide, Inc.	DRAFT
Supplemental Data	CONFIDENTIAL

						Six Months Ended
	Three Months Ended					Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,
(in thousands)	2009	2009	2009	2010	2010	2010
Interest revenue
Interest on asset based balances	$20,414	$18,656	$17,998	$16,990	$16,829	$33,819
Interest on conduit borrows	9,388	6,555	4,234	3,659	2,932	6,591
Money market	1,039	(115)	14	(59)	317	258

Total interest revenue	30,841	25,096	22,246	20,590	20,078	40,668

Interest expense
Interest expense on liability based balances	3,690	3,366	4,342	3,149	2,780	5,929
Interest on conduit loans	7,114	5,235	2,986	2,318	2,074	4,392

Total interest expense	10,804	8,601	7,328	5,467	4,854	10,321
Net interest revenue	$20,037	$16,495	$14,918	$15,123	$15,224	$30,347

Average daily balance (1)

Interest earning average daily balance	$4,796,250	$5,395,192	$5,833,439	$5,842,117	$6,012,500	$5,927,308
Interest paying average daily balance	4,350,120	4,760,552	5,244,733	5,343,046	5,565,131	5,454,089
Conduit borrow	656,539	697,698	528,583	628,684	615,696	622,190
Conduit loan	655,171	695,567	526,548	626,605	613,485	620,045

Average interest rate on balances (1)
Interest earning average daily balance	1.70%	1.38%	1.23%	1.16%	1.12%	1.14%
Interest paying average daily balance	0.34%	0.28%	0.33%	0.24%	0.20%	0.22%

Spread	1.36%	1.10%	0.90%	0.92%	0.92%	0.92%
Conduit borrow	5.72%	3.76%	3.20%	2.33%	1.90%	2.12%
Conduit loan	4.34%	3.01%	2.27%	1.48%	1.35%	1.42%

Spread	1.38%	0.75%	0.93%	0.85%	0.55%	0.70%

(1) Excludes money market revenues and balances. Money market balances are not recorded on the PWI balance sheet.

Fed rate
Average	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Ending	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%

PENSON 2Q10 RESULTS
DRAFT
CONFIDENTIAL
Penson Worldwide, Inc.
Non-GAAP Disclosure
(Unaudited)
(In thousands, except per share data)

	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010
Net revenues, GAAP basis	$71,109	$138,536

Net loss, GAAP basis	$(7,368)	$(7,229)
Non-GAAP adjustments, net of tax:
Broadridge transaction costs	2,373	2,987
Litigation costs	1,351	1,302
Severance costs	2,821	3,059

Net income (loss), as adjusted	$(823)	$119

Loss per share — basic, GAAP basis	$(0.29)	$(0.28)

Income (loss) per share — basic, as adjusted	$(0.03)	$—

Loss per share — diluted, GAAP basis	$(0.29)	$(0.28)

Income (loss) per share — diluted, as adjusted	$(0.03)	$—

Weighted average common shares outstanding — basic	25,830	25,702
Weighted average common shares outstanding — diluted	25,830	25,702
Weighted average common shares outstanding — diluted, as adjusted	25,830	25,820

PENSON 2Q10 RESULTS
DRAFT
CONFIDENTIAL
Penson Worldwide, Inc.
Reconciliation of net loss to EBITDA
(Unaudited)
(In thousands)

	Three Months	Six Months
	Ended	Ended
	June 30, 2010	June 30, 2010
Net loss	$(7,368)	$(7,229)
Income tax benefit	(2,176)	(2,091)
Depreciation	4,437	8,358
Amortization	577	1,158
Interest expense on long-term debt :
Cash interest expense	6,027	9,133
Noncash interest expense	1,402	2,851
Stock-based compensation	1,470	2,967

EBITDA	4,369	15,147
Broadridge transaction costs	2,517	3,387
Litigation costs	1,569	1,569
Severance costs	3,279	4,149

Adjusted EBITDA	$11,734	$24,252